[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.

Exhibit 10.53

Amendment No. 1 to the SECOND AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT

This Amendment No. 1 to THE SECOND Amended and RESTATED Exclusive License Agreement (this “Amendment 1”) is made and entered into as of November 16, 2023 (“Amendment 1 Effective Date”) by and between FibroGen (China) Medical Technology Development Co., Ltd. (珐博进（中国）医药技术开发有限公司) (“FGC”) and Eluminex Biosciences (Suzhou) Limited (典晶生物医药科技（苏州）有限公司) (“Eluminex”). FGC and Eluminex are each referred to herein as a “Party” and collectively, as the “Parties”.

WHEREAS, the Parties have entered into a SECOND AMENDED AND RESTATED EXCLUSIVE LICENSE AGREEMENT on April 19, 2023 (the “Agreement”);

WHEREAS, the Parties have entered into an ASSET SALES, TRANSFER AND TERMINATION AGREEMENT effective November 16, 2023 (the “Asset Transfer Agreement”) to transfer certain assets to Eluminex’s possession allowing Eluminex to directly manufacture Cornea Products;

WHEREAS, after the transfer of such assets, FGC will no longer be responsible for providing Cornea Products and technology transition assistance with regard to Cornea Products under the Agreement;

WHEREAS, under the Agreement, certain dates and obligations to provide certain services must be modified to reflect the change in manufacturing status;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties duly execute this Amendment 1 and agree as follows:

1.
Effective as of the Transfer Commencement Date (as defined in the Asset Transfer Agreement), the Agreement is hereby amended as follows:
1.1.
The [*] Product Manufacture Technology Transfer Completion Date appearing in Section 5.4 shall occur on the Transfer Commencement Date.
1.2.
The [*] Manufacture Technology Transfer appearing in Section 5.4 of the Agreement is deemed to be complete on the Transfer Commencement Date.
1.3.
FGC’s obligation to provide Transition Assistance as required by Section 5.6 of the Agreement shall be deemed complete [*] and FGC shall have no further obligation to provide any transition assistance under Section 5.6 of the Agreement.
2.
Miscellaneous. Any and all Sections of the Agreement not conflicting with the terms of this Amendment 1 shall remain unchanged. Any terms and phrases used herein, if not otherwise expressly defined by this Amendment 1, shall have the same meaning as under the Agreement. This Amendment 1 shall form part of the Agreement and the Parties expressly agree to be bound by the terms and conditions thereof.

IN WITNESS WHEREOF, the Parties have caused this Amendment 1to be executed by their duly authorized representatives as of the Amendment 1 Effective Date.

FibroGen (China) Medical Technology Development Co., Ltd.

珐博进（中国）医药技术开发有限公司

Chop:

Date:

Eluminex Biosciences (Suzhou) Limited.

典晶生物医药科技（苏州）有限公司

Chop:

Date:

C: 00042590.3 2. Confidential

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted because it is both (i) not material and (ii) would likely cause competitive harm to the company if publicly disclosed.